UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported):  March 22, 2017

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36750	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000 Plano, Texas 75024
(Address of principal executive offices)
(Zip Code)

(469) 250-5500
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Monogram Residential Trust, Inc. (the “Company”) has been involved in litigation in the Circuit Court for Baltimore City, Maryland (the “Circuit Court”) with affiliates of Behringer Harvard Multifamily Advisors I, LLC, the Company’s former external advisor (collectively with its affiliates, “Behringer”), over the terms of the Company’s Series A non-participating, voting, cumulative, 7.0% convertible preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock was issued to Behringer in 2013 in connection with the Company’s transition to a self-managed company.  As previously disclosed, the Company and Behringer disagreed on the timing of the start and end of the measurement period (as used in the Company’s Charter, the “Measurement Period”) necessary to establish the appropriate conversion terms, including the conversion rate, of the Series A Preferred Stock.

On September 30, 2016, the board of directors of the Company (the “Board”) determined that the Measurement Period for the conversion of the Series A Preferred Stock into shares of the Company’s common stock in connection with a Listing (as defined in the Charter) pursuant to Section 5.4 of the Charter would begin on January 2, 2017 and end on February 13, 2017. On the same day, the Company filed a complaint and a motion for summary judgment with the Circuit Court that such determination was legally correct and, if any ambiguity existed in the Charter, was conclusive and binding upon the Company and Behringer, as the sole holder of the Series A Preferred Stock, pursuant to Section 7.5 of the Charter. Subsequently, Behringer filed a motion seeking a contrary declaration concerning the start and end of the Measurement Period pursuant to Section 5.4 of the Charter.

On March 17, 2017, the Circuit Court issued an order (the “Order”) granting the Company’s motion for summary judgment with respect to the start and end of the Measurement Period, holding that Section 5.4 of the Charter is unambiguous. The Order states, among other things, that (i) the Measurement Period in connection with the Listing began on January 2, 2017 and ended on February 13, 2017 (the “Expiration Date”), (ii) on the Expiration Date, all shares of the Series A Preferred Stock ceased to be outstanding and (iii) assuming the conversion value of the Series A Preferred Stock was zero on such Expiration Date, all shares of the Series A Preferred Stock would be automatically deemed cancelled as of the Expiration Date without further consideration.

The Order confirms the correctness of the prior determination made by the Board with respect to the timing of the Measurement Period and the Company’s determination that, based on the trading price of the Company’s shares of common stock during such Measurement Period, all outstanding shares of Series A Preferred Stock were properly canceled and ceased to be outstanding as of February 13, 2017 without further consideration.  Behringer has the right to appeal the Order and no assurances can be given with respect to the outcome of any such appeal.

For more information regarding the Series A Preferred Stock litigation, please see the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2016, the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2017 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monogram Residential Trust, Inc.

March 22, 2017	By:	/s/ Mark T. Alfieri
Name: Mark T. Alfieri
Chief Executive Officer, President and Chief Operating Officer